EXHIBIT 99.1
MURPHY OIL CORPORATION ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2021 RESULTS, PRELIMINARY YEAR-END 2021 RESERVES,
2022 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE,
INCREASES DIVIDEND 20 PERCENT

HOUSTON, Texas, January 27, 2022 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the fourth quarter ended December 31, 2021, including net income attributable to Murphy of $168 million, or $1.08 net income per diluted share. Adjusted net income, which excludes discontinued operations and other one-off items, was $62 million, or $0.40 net income per diluted share.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest. 1
Highlights for the fourth quarter include:
•Produced 150 thousand barrels of oil equivalent per day with 53 percent oil volumes
•Generated $338 million of adjusted earnings before interest, tax, depreciation, amortization and exploration or $24 per barrel of oil equivalent sold
•Completed 2021 long-term debt reduction plan with the redemption of an additional $150 million of 6.875 percent senior notes due 2024
Highlights for full year 2021 include:
•Produced 158 thousand barrels of oil equivalent per day with 87 thousand barrels of oil per day, which was 6 percent higher than the original oil volume guidance
•Maintained capital discipline with full year accrued capital expenditures of $671 million, excluding reimbursed King’s Quay expenditures
•Generated $496 million of free cash flow2, with the majority used to repay long-term debt, fund long-standing dividend and increase the cash balance
•Recognized record-low lease operating expenses of $8.65 per barrel of oil equivalent, a 5 percent reduction from 2020

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•Achieved record-low selling and general expenses of $122 million, a 13 percent reduction from 2020
•Closed the transaction for Murphy’s 50 percent interest in the King’s Quay floating production system in March 2021 for proceeds of $268 million, a portion of which was used to fully repay the senior unsecured revolver
•Repaid $530 million of total debt, achieving 17 percent debt reduction since year-end 2020
•Maintained schedule on operated Gulf of Mexico major projects with first oil expected to occur in the second quarter of 2022
•Achieved total reserve replacement of 102 percent with proved reserves of 699 million barrels of oil equivalent
•Accomplished significant environmental milestones with lowest carbon emissions intensity in company history and no recordable spills
•Named one of America’s Most Responsible Companies for 2022 by Newsweek
Subsequent to the fourth quarter:
•Increased quarterly dividend by 20 percent to $0.15 per share
“I am proud of the accomplishments our organization achieved in 2021. We produced more oil than originally planned, with less capital, while also lowering our total debt by 17 percent. We had our best year on record for protecting the environment. Also, we have been able to maintain the schedule on our major Gulf of Mexico projects despite the continued headwinds of a pandemic and significant hurricane,” said Roger W. Jenkins, President and Chief Executive Officer. “With a great year of execution in 2021 and significant incremental cash flow coming this year, we can now increase our long-standing dividend while simultaneously continuing our debt reduction strategy.”
FOURTH QUARTER 2021 RESULTS
The company recorded net income, attributable to Murphy, of $168 million, or $1.08 net income per diluted share, for the fourth quarter 2021. This includes a realized after-tax loss of $113 million and an unrealized after-tax gain on crude oil derivative contracts of $92 million. Adjusted net income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $62 million, or $0.40 net income per diluted share for the same period. The adjusted net income from continuing operations adjusts for the following after-tax items: $92 million non-cash mark-to-market gain on derivatives, $33

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million non-cash mark-to-market gain on contingent consideration and $24 million impairment of non-core assets. Details for fourth quarter results can be found in the attached schedules.
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations attributable to Murphy was $319 million, or $22.88 per barrel of oil equivalent (BOE) sold. Adjusted earnings before interest, tax, depreciation, amortization and exploration expenses (EBITDAX) from continuing operations attributable to Murphy was $338 million, or $24.26 per BOE sold. Details for fourth quarter EBITDA and EBITDAX reconciliations can be found in the attached schedules.
Fourth quarter production was within the guidance range and averaged 150 thousand barrels of oil equivalent per day (MBOEPD) with 53 percent oil and 60 percent liquids. Details for fourth quarter results can be found in the attached schedules.
FULL YEAR 2021 RESULTS
The company recorded a net loss, attributable to Murphy, of $74 million, or a $0.48 net loss per diluted share, for the full year 2021. This includes a realized after-tax loss of $327 million and an unrealized after-tax loss of $89 million on crude oil derivative contracts. The company reported adjusted income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, of $200 million, or $1.29 net income per diluted share. This includes after-tax adjustments of $152 million in impairments, $89 million non-cash mark-to-market loss on derivative instruments and $50 million non-cash mark-to-market loss on contingent consideration. Details for full year 2021 results can be found in the attached schedules.
Production for the full year averaged 158 MBOEPD and consisted of 55 percent oil and 62 percent liquids volumes. Details for 2021 production can be found in the attached tables.
FINANCIAL POSITION
Murphy had approximately $2.1 billion of liquidity as of December 31, 2021, comprised of the $1.6 billion undrawn senior unsecured credit facility and $521 million of cash and cash equivalents, inclusive of noncontrolling interest (NCI).

EXHIBIT 99.1
On December 2, 2021, Murphy redeemed $150 million of its 6.875 percent senior notes due 2024 for a redemption price of 101.719 percent. Total debt of $2.46 billion as of the end of fourth quarter 2021 consists of long-term, fixed-rate notes with a weighted average maturity of 7.5 years and a weighted average coupon of 6.2 percent.
Overall, Murphy achieved its long-term debt reduction goal of $300 million for the second half of 2021, as well as reduced total debt by $530 million, or 17 percent, since year-end 2020.
“I am pleased with our strong operational execution and disciplined spending in 2021, which allowed us to achieve our goal of repaying $300 million in long-term debt while also building our cash position due to higher realized oil prices than originally budgeted. This multi-faceted success has positioned Murphy for ongoing debt reductions and a dividend increase in 2022,” said Jenkins.
YEAR-END 2021 PROVED RESERVES
Murphy’s preliminary year-end 2021 proved reserves were 699 million barrels of oil equivalent (MMBOE), consisting of 39 percent oil and 45 percent liquids. Total proved reserves were up from year-end 2020 with a total reserve replacement of 102 percent.
The company maintained a solid reserve life index of 12 years with 58 percent proved developed reserves.

2021 Proved Reserves – Preliminary *
Category	Net Oil (MMBBL)	Net NGLs (MMBBL)	Net Gas (BCF)	Net Equiv. (MMBOE)
Proved Developed (PD)	177	28	1,191	403
Proved Undeveloped (PUD)	98	10	1,125	296
Total Proved	275	38	2,316	699
* Proved reserves exclude noncontrolling interest and are based on preliminary year-end 2021 third-party audited volumes using SEC pricing. Numbers may not add exactly due to rounding.

OPERATIONS SUMMARY
Onshore
The onshore business produced approximately 86 MBOEPD, comprised of 39 percent liquids volumes in the fourth quarter.

EXHIBIT 99.1
Eagle Ford Shale – Murphy produced an average 33 MBOEPD with 69 percent oil volumes in the fourth quarter. Four Catarina wells were brought online as planned, with the two Upper Eagle Ford Shale wells and one Austin Chalk well performing in-line with expectations, while the one Lower Eagle Ford Shale well significantly exceeded its type curve.
Tupper Montney – In the fourth quarter, natural gas production averaged 263 million cubic feet per day (MMCFD). No wells were brought online during the quarter.
Kaybob Duvernay – Production averaged 7 MBOEPD with 70 percent liquids volumes during the fourth quarter.
Offshore
Excluding noncontrolling interest, the offshore business produced 64 MBOEPD for the fourth quarter, comprised of 81 percent oil.
Gulf of Mexico – Production averaged 61 MBOEPD, consisting of 80 percent oil during the quarter. Murphy completed its repairs following Hurricane Ida, with 1.5 MBOEPD remaining offline through the majority of first quarter 2022 as a third-party completes downstream repairs.
Murphy’s major projects continue to advance on schedule, with the Khaleesi, Mormont, Samurai project expected to produce first oil in the second quarter of 2022 through the King’s Quay floating production system. Murphy began completions work on the 7-well program in the fourth quarter, while the King’s Quay floating production system was transported to its final location in the Gulf of Mexico to prepare for first oil.
Canada – Production averaged 3 MBOEPD in the fourth quarter, comprised of 100 percent oil. The non-operated Terra Nova floating, production, storage and offloading (FPSO) vessel was transported to Spain during the quarter to begin drydock work for the asset life extension project.
EXPLORATION
Gulf of Mexico – Participated in the Gulf of Mexico Federal Lease Sale 257 and was named apparent high bidder on three deepwater blocks.
Brazil – During the quarter, Murphy and its operated partner prepared to spud the Cutthroat-1 well in the Sergipe-Alagoas Basin.

EXHIBIT 99.1
COMMODITY HEDGES
Murphy employs commodity derivative instruments to manage certain risks associated with commodity price volatility and underpin capital returns associated with certain assets.
During the fourth quarter, Murphy added hedges to protect cash flow with the execution of West Texas Intermediate (WTI) costless collars. As a result, Murphy has a total 25 thousand barrels of oil per day (MBOPD) hedged for full year 2022 with a weighted average put price of $63.24 per barrel and weighted average call price of $75.20 per barrel.
The company also maintains 20 MBOPD of full-year 2022 production hedged with an average fixed price swap price of $44.88 per barrel.
Murphy continues its natural gas price risk protection with fixed price forward sales contracts for physical delivery at the AECO hub in Canada for calendar years 2022 through 2024. Details for the current hedge positions can be found in the attached schedules.
2022 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE
Murphy is planning 2022 capital expenditures (CAPEX) to be in the range of $840 million to $890 million with full year 2022 production to be in the range of 164 to 172 MBOEPD, comprised of approximately 52 percent oil and 57 percent total liquids volumes. Production for first quarter 2022 is estimated to be in the range of 136 to 142 MBOEPD with 53 percent oil volumes. This range is impacted by planned downtime comprised of the following: 2.7 MBOEPD of operated offshore downtime, 2.6 MBOEPD of non-operated offshore downtime and 3 MBOEPD of onshore downtime. Both production and CAPEX guidance ranges exclude Gulf of Mexico noncontrolling interest (NCI).

2022 CAPEX by Quarter ($ MMs)
1Q 2022E	2Q 2022E	3Q 2022E	4Q 2022E	FY 2022E
$270	$255	$190	$150	$865
Accrual CAPEX, based on midpoint of guidance range and excluding NCI.
“Our 2022 budget is higher than 2021, with capital designated toward finalizing key development projects in the Gulf of Mexico while maintaining oil volumes across the portfolio. In addition, we forecast an additional $300 million in long-term debt reduction assuming a $65 oil price in 2022, which will be increased with stronger oil prices. This plan also allows Murphy the ability to generate ample free cash flow in order to increase our quarterly dividend by 20 percent to $0.15 per diluted share for the first quarter 2022, as recently approved by our Board of

EXHIBIT 99.1
Directors,” said Jenkins. “As we continue our plan to delever, we forecast generating additional free cash flow, which will give us optionality in returning cash to shareholders and supporting future exploration success.”
The table below illustrates the capital allocation by area.

2022 Capital Expenditure Guidance
Area	Percent of Total CAPEX	Total CAPEX $ MMs
Gulf of Mexico	38	$330
US Onshore	25	$220
Canada Onshore	16	$140
Exploration	9	$75
Canada Offshore	8	$70
Other	4	$30
Murphy plans to spend approximately $330 million, or 38 percent, of 2022 capital to the Gulf of Mexico for development drilling and field development projects. This includes bringing the major Khaleesi, Mormont, Samurai project online with first oil scheduled to flow in the second quarter, as well as advancing the non-operated St. Malo waterflood project prior to its completion in 2023. Other plans include drilling an operated development well at Dalmatian with production scheduled to come online in 2023 and executing subsea tiebacks at non-operated Lucius.
Murphy has allocated $220 million, or 25 percent, of 2022 spending to the Eagle Ford Shale, which is $50 million higher than in 2021 due to increased drilling as a result of minimal uncompleted operated wells from 2021 activity. This includes $150 million for drilling 29 and bringing online 27 operated wells in the company’s Karnes and Catarina acreage, as well as drilling 23 and bringing online 32 non-operated wells in Karnes and Tilden acreage. The remaining $70 million of 2022 spending in this area is to support field development.
The company plans to spend 16 percent, or $140 million, of its 2022 capital plan in Canada onshore across the Tupper Montney and Kaybob Duvernay operations. Approximately $120 million of which is allocated to the Tupper Montney to drill 23 and bring online 20 operated wells. The remaining $20 million is primarily allocated to Kaybob Duvernay to bring online 3 operated wells in the Two Creeks area and for field development.

2022 Onshore Wells Online
	1Q 2022	2Q 2022	3Q 2022	4Q 2022	2022 Total
Eagle Ford Shale	-	23	4	-	27
Kaybob Duvernay	3	-	-	-	3
Tupper Montney	-	10	10	-	20
Non-Op Eagle Ford Shale	9	-	7	16	32
Non-Op Placid Montney	-	-	-	-	-
Note: All well counts are shown gross. Eagle Ford Shale non-operated working interest averages 14 percent.
Approximately 8 percent of spending, or $70 million, has been allocated to Canada offshore for 2022, with $55 million earmarked to support the sanctioned asset life extension project for the non-operated Terra Nova FPSO. The remaining $15 million is allocated to non-operated Hibernia to support development drilling and field development.
Murphy has allocated $75 million to its 2022 exploration program, with the majority of spending designated for drilling exploration wells in Brazil, offshore Mexico and Brunei.
Other capital of approximately $30 million, or 4 percent of budget, primarily consists of capitalized interest costs.
Detailed guidance for the first quarter and full year 2022 is contained in the following schedule.
CONFERENCE CALL AND WEBCAST SCHEDULED FOR JANUARY 27, 2022
Murphy will host a conference call to discuss fourth quarter 2021 financial and operating results on Thursday, January 27, 2022, at 9:00 a.m. EST. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing toll free 1-888-886-7786, reservation number 95308225.
FINANCIAL DATA
Summary financial data and operating statistics for fourth quarter 2021, with comparisons to the same period from the previous year, are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods, a reconciliation of EBITDA and EBITDAX between periods, as well as guidance for the first quarter and full year 2022, are also included.

EXHIBIT 99.1
1In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.
2Free cash flow is calculated as cash flow from operations, excluding working capital adjustments, less capital expenditures and distributions to noncontrolling interest.
ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange

EXHIBIT 99.1
movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
RESERVE REPORTING TO THE SECURITIES EXCHANGE COMMISSION
The SEC requires oil and natural gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this news release, such as “resource”, “gross resource”, “recoverable resource”, “net risked PMEAN resource”, “recoverable oil”, “resource base”, “EUR” or “estimated ultimate recovery” and similar terms that the SEC’s rules prohibit us from including in filings with the SEC. The SEC permits the optional disclosure of probable and possible reserves; however, we have not disclosed the company’s probable and possible reserves in our

EXHIBIT 99.1
filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent Annual Report on Form 10-K filed with the SEC and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com.
Investor Contacts:
Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107
Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470

EXHIBIT 99.1
MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Thousands of dollars, except per share amounts)	2021	2020	2021	2020
Revenues and other income
Revenue from sales to customers	$762,310	440,082	$2,801,215	1,751,709
(Loss) gain on derivative instruments	(26,056)	(116,841)	(525,850)	202,661
Gain on sale of assets and other income	2,699	6,965	23,916	12,971
Total revenues and other income	738,953	330,206	2,299,281	1,967,341
Costs and expenses
Lease operating expenses	135,838	121,793	539,546	600,076
Severance and ad valorem taxes	8,997	5,881	41,212	28,526
Transportation, gathering and processing	49,832	45,620	187,028	172,399
Exploration expenses, including undeveloped lease amortization	19,204	24,793	69,044	86,479
Selling and general expenses	36,124	35,862	121,950	140,243
Restructuring expenses	—	3,615	—	49,994
Depreciation, depletion and amortization	179,733	218,088	795,105	987,239
Accretion of asset retirement obligations	11,759	10,923	46,613	42,136
Impairment of assets	25,000	—	196,296	1,206,284
Other (benefit) expense	(37,564)	19,231	21,052	16,274
Total costs and expenses	428,923	485,806	2,017,846	3,329,650
Operating income (loss) from continuing operations	310,030	(155,600)	281,435	(1,362,309)
Other income (loss)
Interest income and other (loss)	(5,312)	(7,196)	(16,771)	(17,303)
Interest expense, net	(43,374)	(44,546)	(221,773)	(169,423)
Total other loss	(48,686)	(51,742)	(238,544)	(186,726)
Income (loss) from continuing operations before income taxes	261,344	(207,342)	42,891	(1,549,035)
Income tax expense (benefit)	56,636	(44,851)	(5,862)	(293,741)
Income (loss) from continuing operations	204,708	(162,491)	48,753	(1,255,294)
(Loss) from discontinued operations, net of income taxes	(625)	(244)	(1,225)	(7,151)
Net income (loss) including noncontrolling interest	204,083	(162,735)	47,528	(1,262,445)
Less: Net income (loss) attributable to noncontrolling interest	35,683	9,201	121,192	(113,668)
NET INCOME (LOSS) ATTRIBUTABLE TO MURPHY	$168,400	(171,936)	$(73,664)	(1,148,777)

INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$1.09	(1.11)	$(0.47)	(7.43)
Discontinued operations	—	—	(0.01)	(0.05)
Net income (loss)	$1.09	(1.11)	$(0.48)	(7.48)

INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$1.08	(1.11)	$(0.47)	(7.43)
Discontinued operations	—	—	(0.01)	(0.05)
Net income (loss)	$1.08	(1.11)	$(0.48)	(7.48)
Cash dividends per Common share	$0.125	0.125	0.50	0.625
Average Common shares outstanding (thousands)
Basic	154,457	153,599	154,291	153,507
Diluted	156,586	153,599	154,291	153,507

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Thousands of dollars)	2021	2020	2021	2020
Operating Activities
Net income (loss) including noncontrolling interest	$204,083	(162,735)	$47,528	(1,262,445)
Adjustments to reconcile net income (loss) to net cash provided by continuing operations activities
Loss from discontinued operations	625	244	1,225	7,151
Depreciation, depletion and amortization	179,733	218,088	795,105	987,239
Dry hole and previously suspended exploration costs	(560)	12,844	17,339	21,099
Amortization of undeveloped leases	5,053	4,792	18,925	26,743
Accretion of asset retirement obligations	11,759	10,923	46,613	42,136
Impairment of assets	25,000	—	196,296	1,206,284
Deferred income tax expense (benefit)	61,003	(46,294)	(4,146)	(278,042)
Mark to market (gain) loss on contingent consideration	(41,964)	15,693	63,147	(13,783)
Mark to market (gain) loss on derivative instruments	(116,384)	173,773	112,113	69,310
Noncash restructuring expense	—	—	—	17,565
Long-term non-cash compensation	21,302	11,358	63,382	46,558
Net decrease (increase) in noncash working capital	1,127	(5,766)	118,457	(32,027)
Other operating activities, net	(19,897)	(8,243)	(53,821)	(35,080)
Net cash provided by continuing operations activities	330,880	224,677	1,422,163	802,708
Investing Activities
Property additions and dry hole costs	(106,249)	(111,084)	(670,479)	(759,809)
Proceeds from sales of property, plant and equipment	465	13,750	270,503	13,750
Property additions for King's Quay FPS	—	(38,025)	(17,734)	(112,961)
Net cash required by investing activities	(105,784)	(135,359)	(417,710)	(859,020)
Financing Activities
Borrowings on revolving credit facility	—	—	165,000	450,000
Repayment of revolving credit facility	—	—	(365,000)	(250,000)
Retirement of debt	(150,000)	—	(876,358)	(12,225)
Debt issuance, net of cost	—	—	541,913	(613)
Early redemption of debt cost	(2,579)	—	(39,335)	—
Distributions to noncontrolling interest	(36,637)	—	(137,517)	(43,673)
Cash dividends paid	(19,308)	(19,199)	(77,204)	(95,989)
Withholding tax on stock-based incentive awards	(236)	—	(5,209)	(7,094)
Capital lease obligation payments	(160)	(181)	(803)	(695)
Net cash (required) provided by financing activities	(208,920)	(19,380)	(794,513)	39,711
Effect of exchange rate changes on cash and cash equivalents	(59)	2,594	638	2,009
Net increase in cash and cash equivalents	16,117	90,970	210,578	3,846
Cash and cash equivalents at beginning of period	505,067	219,636	310,606	306,760
Cash and cash equivalents at end of period	$521,184	310,606	$521,184	310,606

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED INCOME (LOSS) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Millions of dollars, except per share amounts)	2021	2020	2021	2020
Net income (loss) attributable to Murphy (GAAP)	$168.4	(171.9)	$(73.7)	(1,148.8)
Discontinued operations loss	0.6	0.2	1.2	7.2
Income (loss) from continuing operations	169.0	(171.7)	(72.5)	(1,141.6)
Adjustments (after tax):
Impairment of assets	23.5	—	151.5	854.2
Mark-to-market (gain) loss on derivative instruments	(91.9)	137.3	88.6	54.8
Asset retirement obligation (gains)	—	(2.2)	(53.6)	(2.2)
Mark-to-market (gain) loss on contingent consideration	(33.1)	12.4	49.9	(10.9)
Early redemption of debt cost	2.7	—	34.6	—
Tax benefits on investments in foreign areas	(8.9)	—	(8.9)	—
Unutilized rig charges	0.2	2.3	6.9	12.7
Charges related to Kings Quay transaction	—	—	3.9	—
Foreign exchange loss (gain)	0.4	2.8	(0.7)	1.1
Restructuring expenses	—	2.8	—	38.3
Inventory loss	—	2.8	—	6.6
(Gain) loss on extinguishment of debt	—	—	—	(4.2)
Seal insurance proceeds	—	—	—	(1.3)
Total adjustments after taxes	(107.1)	158.2	272.2	949.1
Adjusted income (loss) from continuing operations attributable to Murphy	$61.9	(13.5)	$199.7	(192.5)

Adjusted income (loss) from continuing operations per average diluted share	$0.40	(0.09)	$1.29	(1.25)
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income (loss) to Adjusted income (loss) from continuing operations attributable to Murphy.  Adjusted income (loss) excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  Adjusted income (loss) is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) as determined in accordance with accounting principles generally accepted in the United States of America.
Amounts shown above as reconciling items between Net income (loss) and Adjusted income (loss) are presented net of applicable income taxes based on the estimated statutory rate in the applicable tax jurisdiction.  The pretax and income tax impacts for adjustments shown above are as follows by area of operations and exclude the share attributable to non-controlling interests.

	Three Months Ended December 31, 2021			Year Ended December 31, 2021
(Millions of dollars)	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	$(41.7)	8.8	(32.9)	$76.8	(16.1)	60.7
Canada	—	—	—	99.4	(25.1)	74.3
Other International	18.0	(8.9)	9.1	18.0	(8.9)	9.1
Total E&P	(23.7)	(0.1)	(23.8)	194.2	(50.1)	144.1
Corporate:	(105.4)	22.1	(83.3)	162.0	(33.9)	128.1
Total adjustments	$(129.1)	22.0	(107.1)	$356.2	(84.0)	272.2

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Millions of dollars, except per barrel of oil equivalents sold)	2021	2020	2021	2020
Net income (loss) attributable to Murphy (GAAP)	$168.4	(171.9)	$(73.7)	(1,148.8)
Income tax expense (benefit)	56.6	(44.9)	(5.9)	(293.7)
Interest expense, net	43.4	44.5	221.8	169.4
Depreciation, depletion and amortization expense ¹	172.2	207.6	760.6	932.6
EBITDA attributable to Murphy (Non-GAAP)	$440.6	35.3	$902.8	(340.5)
Impairment of assets ¹	25.0	—	196.3	1,072.5
Mark-to-market (gain) loss on derivative instruments	(116.4)	173.8	112.1	69.3
Asset retirement obligation (gains)	—	(2.8)	(71.8)	(2.8)
Mark-to-market (gain) loss on contingent consideration	(41.9)	15.7	63.2	(13.8)
Accretion of asset retirement obligations ¹	10.3	10.9	41.1	42.1
Unutilized rig charges	0.2	2.8	8.7	16.0
Discontinued operations loss	0.6	0.2	1.2	7.2
Foreign exchange loss (gain)	0.5	3.2	(1.0)	0.7
Restructuring expenses	—	3.6	—	50.0
Inventory loss	—	3.5	—	8.3
Seal insurance proceeds	—	—	—	(1.7)
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$318.9	246.2	$1,252.6	907.3

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	13,939	13,711	57,476	60,189

Adjusted EBITDA per barrel of oil equivalents sold	$22.88	17.96	$21.79	15.07
1 Depreciation, depletion, and amortization expense, impairment of assets and accretion of asset retirement obligations used in the computation of Adjusted EBITDA exclude the portion attributable to the non-controlling interest (NCI).
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income (loss) to Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Management believes EBITDA and adjusted EBITDA are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDA per barrel of oil equivalent sold. Management believes adjusted EBITDA per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.   Adjusted EBITDA per barrel of oil equivalent sold is a non-GAAP financial metric.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION AND EXPLORATION (EBITDAX)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Millions of dollars, except per barrel of oil equivalents sold)	2021	2020	2021	2020
Net income (loss) attributable to Murphy (GAAP)	$168.4	(171.9)	$(73.7)	(1,148.8)
Income tax expense (benefit)	56.6	(44.9)	(5.9)	(293.7)
Interest expense, net	43.4	44.5	221.8	169.4
Depreciation, depletion and amortization expense ¹	172.2	207.6	760.6	932.6
EBITDA attributable to Murphy (Non-GAAP)	440.6	35.3	902.8	(340.5)
Exploration expenses	19.2	24.8	69.0	86.5
EBITDAX attributable to Murphy (Non-GAAP)	459.8	60.1	971.8	(254.0)
Impairment of assets ¹	25.0	—	196.3	1,072.5
Mark-to-market (gain) loss on derivative instruments	(116.4)	173.8	112.1	69.3
Asset retirement obligation (gains)	—	(2.8)	(71.8)	(2.8)
Mark-to-market (gain) loss on contingent consideration	(41.9)	15.7	63.2	(13.8)
Accretion of asset retirement obligations ¹	10.3	10.9	41.1	42.1
Unutilized rig charges	0.2	2.8	8.7	16.0
Discontinued operations loss	0.6	0.2	1.2	7.2
Foreign exchange loss (gain)	0.5	3.2	(1.0)	0.7
Restructuring expenses	—	3.6	—	50.0
Inventory loss	—	3.5	—	8.3
Seal insurance proceeds	—	—	—	(1.7)
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$338.1	271.0	$1,321.6	993.8

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	13,939	13,711	57,476	60,189

Adjusted EBITDAX per barrel of oil equivalents sold	$24.26	19.77	$22.99	16.51
1 Depreciation, depletion, and amortization expense, impairment of assets and accretion of asset retirement obligations used in the computation of adjusted EBITDAX exclude the portion attributable to the non-controlling interest (NCI).
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income (loss) to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is adjusted EBITDAX per barrel of oil equivalent sold. Management believes adjusted EBITDAX per barrel of oil equivalent sold is important information because it is used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.  Adjusted EBITDAX per barrel of oil equivalent sold is a non-GAAP financial metric.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended December 31, 2021		Three Months Ended December 31, 2020
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1,2]	$633.1	284.5	$341.2	(2.6)
Canada	127.1	21.6	100.6	—
Other ²	4.9	(11.0)	—	(12.6)
Total exploration and production	765.1	295.1	441.8	(15.2)
Corporate ²	(26.1)	(90.4)	(111.6)	(147.3)
Continuing operations	739.0	204.7	330.2	(162.5)
Discontinued operations, net of tax	—	(0.6)	—	(0.2)
Total including noncontrolling interest	$739.0	204.1	$330.2	(162.7)
Net income (loss) attributable to Murphy		168.4		(171.9)

	Year Ended December 31, 2021		Year Ended December 31, 2020
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1,2]	$2,337.5	766.3	$1,411.8	(1,014.3)
Canada [2]	476.3	(16.1)	345.8	(35.0)
Other [2]	4.9	(33.5)	1.8	(85.6)
Total exploration and production	2,818.7	716.7	1,759.4	(1,134.9)
Corporate ²	(519.4)	(668.0)	207.9	(120.3)
Continuing operations	2,299.3	48.7	1,967.3	(1,255.2)
Discontinued operations, net of tax	—	(1.2)	—	(7.2)
Total including noncontrolling interest	$2,299.3	47.5	$1,967.3	(1,262.4)
Net loss attributable to Murphy		(73.7)		(1,148.8)
1 Includes results attributable to a noncontrolling interest in MP Gulf of Mexico, LLC (MP GOM).
2 For the three months and year ended December 31, 2021, income (loss) includes impairment charges of $18.0 million in Other and $7.0 million in Corporate related to assets classified as held for sale. For the year ended December 31, 2021, income (loss) includes impairment charge of $171.3 million in Canada for Terra Nova due to the status of agreements with the partners as of March 31, 2021 (2020: U.S. impairment charge of $1,152.5 million, Other impairment charge $39.7 million).

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED DECEMBER 31, 2021, AND 2020

(Millions of dollars)	United States [1]	Canada	Other	Total
Three Months Ended December 31, 2021
Oil and gas sales and other operating revenues	$633.1	127.1	4.9	765.1
Lease operating expenses	103.1	36.3	(3.6)	135.8
Severance and ad valorem taxes	9.0	—	—	9.0
Transportation, gathering and processing	36.0	13.8	—	49.8
Depreciation, depletion and amortization	139.9	35.8	0.7	176.4
Accretion of asset retirement obligations	9.4	2.3	—	11.7
Impairments of assets	—	—	18.0	18.0
Exploration expenses
Dry holes and previously suspended exploration costs	(0.6)	—	—	(0.6)
Geological and geophysical	5.1	—	2.7	7.8
Other exploration	1.1	0.2	5.7	7.0
	5.6	0.2	8.4	14.2
Undeveloped lease amortization	3.2	—	1.8	5.0
Total exploration expenses	8.8	0.2	10.2	19.2
Selling and general expenses	5.5	4.5	1.9	11.9
Other	(34.1)	1.5	(1.0)	(33.6)
Results of operations before taxes	355.5	32.7	(21.3)	366.9
Income tax provisions (benefits)	71.0	11.1	(10.3)	71.8
Results of operations (excluding Corporate segment)	$284.5	21.6	(11.0)	295.1

Three Months Ended December 31, 2020
Oil and gas sales and other operating revenues	$341.2	100.6	—	441.8
Lease operating expenses	90.4	31.0	0.4	121.8
Severance and ad valorem taxes	5.6	0.3	—	5.9
Transportation, gathering and processing	32.3	13.3	—	45.6
Restructuring expenses	1.2	—	—	1.2
Depreciation, depletion and amortization	159.9	51.9	0.8	212.6
Accretion of asset retirement obligations	9.5	1.5	—	11.0
Exploration expenses
Dry holes and previously suspended exploration costs	12.8	—	—	12.8
Geological and geophysical	—	—	1.9	1.9
Other exploration	0.7	0.1	4.5	5.3
	13.5	0.1	6.4	20.0
Undeveloped lease amortization	2.4	0.1	2.3	4.8
Total exploration expenses	15.9	0.2	8.7	24.8
Selling and general expenses	8.0	3.9	1.6	13.5
Other	20.5	0.2	0.4	21.1
Results of operations before taxes	(2.1)	(1.7)	(11.9)	(15.7)
Income tax (benefits) provisions	0.5	(1.7)	0.7	(0.5)
Results of operations (excluding Corporate segment)	$(2.6)	—	(12.6)	(15.2)
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
YEAR ENDED DECEMBER 31, 2021, AND 2020

(Millions of dollars)	United States [1]	Canada	Other	Total
Year Ended December 31, 2021
Oil and gas sales and other operating revenues	$2,337.5	476.3	4.9	2,818.7
Lease operating expenses	406.4	136.3	(3.2)	539.5
Severance and ad valorem taxes	39.6	1.6	—	41.2
Transportation, gathering and processing	126.5	60.5	—	187.0
Depreciation, depletion and amortization	616.5	163.8	1.8	782.1
Accretion of asset retirement obligations	36.9	9.7	—	46.6
Impairment of assets	—	171.3	18.0	189.3
Exploration expenses
Dry holes and previously suspended exploration costs	17.3	—	—	17.3
Geological and geophysical	7.8	—	4.0	11.8
Other exploration	5.3	0.4	15.3	21.0
	30.4	0.4	19.3	50.1
Undeveloped lease amortization	11.1	0.2	7.6	18.9
Total exploration expenses	41.5	0.6	26.9	69.0
Selling and general expenses	20.5	16.5	6.6	43.6
Other	99.4	(66.2)	(2.2)	31.0
Results of operations before taxes	950.2	(17.8)	(43.0)	889.4
Income tax provisions (benefits)	183.9	(1.7)	(9.5)	172.7
Results of operations (excluding Corporate segment)	$766.3	(16.1)	(33.5)	716.7

Year Ended December 31, 2020
Oil and gas sales and other operating revenues	$1,411.8	345.8	1.8	1,759.4
Lease operating expenses	476.9	121.6	1.6	600.1
Severance and ad valorem taxes	27.2	1.3	—	28.5
Transportation, gathering and processing	127.7	44.7	—	172.4
Restructuring expenses	1.2	—	—	1.2
Depreciation, depletion and amortization	749.4	213.2	2.3	964.9
Accretion of asset retirement obligations	36.6	5.6	—	42.2
Impairment of assets	1,152.5	—	39.7	1,192.2
Exploration expenses
Dry holes and previously suspended exploration costs	21.1	—	—	21.1
Geological and geophysical	9.4	0.1	6.0	15.5
Other exploration	5.0	0.5	17.6	23.1
	35.5	0.6	23.6	59.7
Undeveloped lease amortization	17.2	0.4	9.2	26.8
Total exploration expenses	52.7	1.0	32.8	86.5
Selling and general expenses	24.6	17.1	7.1	48.8
Other	21.5	(2.3)	1.8	21.0
Results of operations before taxes	(1,258.5)	(56.4)	(83.5)	(1,398.4)
Income tax (benefits) provisions	(244.2)	(21.4)	2.1	(263.5)
Results of operations (excluding Corporate segment)	$(1,014.3)	(35.0)	(85.6)	(1,134.9)
1 Includes results attributable to a noncontrolling interest in MP GOM.
2 For the year ended December 31, 2021, Canada includes $71.8 million of income related to the deferral of an asset retirement obligation at Terra Nova.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Dollars per barrel of oil equivalents sold)	2021	2020	2021	2020
Continuing operations
United States – Eagle Ford Shale
Lease operating expense	$10.45	9.49	$8.96	9.08
Severance and ad valorem taxes	2.79	1.97	2.91	2.06
Depreciation, depletion and amortization (DD&A) expense	26.21	28.07	27.59	26.22

United States – Gulf of Mexico
Lease operating expense	$10.90	9.65	$10.63	11.95
Severance and ad valorem taxes	0.06	—	0.07	—
DD&A expense	9.13	12.27	9.51	13.48

Canada – Onshore
Lease operating expense	$6.75	4.83	$6.20	4.63
Severance and ad valorem taxes	—	0.07	0.09	0.07
DD&A expense	6.77	9.91	7.64	9.93

Canada – Offshore
Lease operating expense	$14.22	22.44	$13.04	17.86
DD&A expense	11.77	14.12	12.80	12.01

Total oil and gas continuing operations
Lease operating expense	$9.21	8.39	$8.86	9.34
Severance and ad valorem taxes	0.61	0.41	0.68	0.44
DD&A expense	12.19	15.03	13.05	15.36

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense [1]	$9.02	8.21	$8.65	9.10
Severance and ad valorem taxes	0.64	0.43	0.71	0.47
DD&A expense	12.36	15.14	13.23	15.49
1 For the year ended December 31, 2021, total LOE per BOE excluding NCI and costs associated with Gulf of Mexico well workovers was $8.13 (2020: $8.12), respectively.

MURPHY OIL CORPORATION
OTHER FINANCIAL DATA
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Millions of dollars)	2021	2020	2021	2020
Capital expenditures for continuing operations
Exploration and production
United States	$99.7	129.1	$573.5	650.8
Canada	15.5	5.3	82.6	121.9
Other	18.9	7.9	34.0	40.6
Total	134.1	142.3	690.1	813.3

Corporate	8.4	4.0	21.1	13.3
Total capital expenditures - continuing operations [1]	142.5	146.3	711.2	826.6

Charged to exploration expenses [2]
United States	5.6	13.5	30.4	35.5
Canada	0.2	0.1	0.4	0.6
Other	8.4	6.4	19.3	23.6
Total charged to exploration expenses - continuing operations	14.2	20.0	50.1	59.7

Total capitalized	$128.3	126.3	$661.1	766.9
1 For the three months ended December 31, 2021, total capital expenditures excluding noncontrolling interest (NCI) of $2.4 million (2020: $3.9 million) is $140.1 million (2020: $142.4 million).
For the year ended December 31, 2021, total capital expenditures excluding NCI of $23.0 million (2020: $21.7 million) and King’s Quay expenditures of $17.3 million (2020: $92.8 million) is $670.9 million (2020: $712.1 million).
King’s Quay was sold to ArcLight Capital Partners, LLC (ArcLight) on March 17, 2021 for proceeds of $267.7 million which reimburses the Company for previously incurred capital expenditures.
2 For the three months and year ended December 31, 2021, charges to exploration expense exclude amortization of undeveloped leases of $5.0 million (2020: $4.8 million) and $18.9 million (2020: $26.8 million), respectively.

MURPHY OIL CORPORATION
CONDENSED BALANCE SHEETS (unaudited)

(Millions of dollars)	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$521.2	310.6
Assets held for sale	15.5	327.7
Other current assets	344.2	362.0
Property, plant and equipment – net	8,127.9	8,269.0
Other long-term assets	1,296.1	1,351.5
Total assets	$10,304.9	10,620.8

Liabilities and Equity
Liabilities associated with assets held for sale	$—	14.4
Other current liabilities	1,164.3	701.9
Long-term debt	2,465.4	2,988.1
Other long-term liabilities	2,354.4	2,522.3
Total equity [1,2]	4,320.8	4,394.1
Total liabilities and equity	$10,304.9	10,620.8
1 Includes noncontrolling interest of $163.5 million and $179.8 million as of December 31, 2021 and December 31, 2020, respectively.
2 Number of shares of Common Stock, $1.00 par value, outstanding at December 31, 2021 was 154,463,050.

MURPHY OIL CORPORATION
PRODUCTION SUMMARY
(unaudited)

		Three Months Ended December 31,		Year Ended December 31,
Barrels per day unless otherwise noted		2021	2020	2021	2020
Continuing operations
Net crude oil and condensate
United States	Onshore	22,993	21,875	25,655	26,420
	Gulf of Mexico [1]	57,191	56,648	60,717	64,680
Canada	Onshore	4,462	7,241	5,312	7,888
	Offshore	3,020	4,170	3,765	4,893
Other		294	—	256	85
Total net crude oil and condensate - continuing operations		87,960	89,934	95,705	103,966
Net natural gas liquids
United States	Onshore	5,238	4,620	5,092	5,248
	Gulf of Mexico [1]	3,819	4,522	4,176	4,978
Canada	Onshore	990	1,325	1,117	1,315
Total net natural gas liquids - continuing operations		10,047	10,467	10,385	11,541
Net natural gas – thousands of cubic feet per day
United States	Onshore	30,982	24,799	28,565	27,985
	Gulf of Mexico [1]	54,364	60,909	61,240	66,105
Canada	Onshore	279,906	255,933	277,790	260,683
Total net natural gas - continuing operations		365,252	341,641	367,595	354,773
Total net hydrocarbons - continuing operations including NCI [2,3]		158,882	157,341	167,356	174,636
Noncontrolling interest
Net crude oil and condensate – barrels per day		(7,999)	(7,841)	(8,623)	(9,962)
Net natural gas liquids – barrels per day		(248)	(335)	(303)	(416)
Net natural gas – thousands of cubic feet per day [2]		(2,457)	(2,968)	(3,236)	(3,843)
Total noncontrolling interest		(8,657)	(8,671)	(9,465)	(11,019)
Total net hydrocarbons - continuing operations excluding NCI [2,3]		150,226	148,671	157,891	163,617
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRICE SUMMARY
(unaudited)

		Three Months Ended December 31,		Year Ended December 31,
		2021	2020	2021	2020
Weighted average Exploration and Production sales prices
Continuing operations
Crude oil and condensate – dollars per barrel
United States	Onshore	$76.28	40.26	$66.90	$36.54
	Gulf of Mexico [1]	74.73	42.94	66.93	39.15
Canada [2]	Onshore	73.30	39.52	61.79	32.42
	Offshore	80.40	45.54	71.39	39.40
Natural gas liquids – dollars per barrel
United States	Onshore	34.63	14.81	26.97	11.67
	Gulf of Mexico [1]	35.71	15.61	29.14	10.84
Canada [2]	Onshore	51.02	23.23	40.18	18.54
Natural gas – dollars per thousand cubic feet
United States	Onshore	5.40	2.63	3.83	1.95
	Gulf of Mexico [1]	5.02	2.46	3.67	2.04
Canada [2]	Onshore	2.70	2.32	2.43	1.79
1 Prices include the effect of noncontrolling interest in MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
COMMODITY HEDGE POSITIONS (unaudited)
AS OF JANUARY 25, 2022

			Volumes (MMcf/d)	Price/Mcf	Remaining Period
Area	Commodity	Type			Start Date	End Date
Montney	Natural Gas	Fixed price forward sales	186	C$2.36	1/1/2022	1/31/2022
Montney	Natural Gas	Fixed price forward sales	176	C$2.34	2/1/2022	4/30/2022
Montney	Natural Gas	Fixed price forward sales	205	C$2.34	5/1/2022	5/31/2022
Montney	Natural Gas	Fixed price forward sales	247	C$2.34	6/1/2022	10/31/2022
Montney	Natural Gas	Fixed price forward sales	266	C$2.36	11/1/2022	12/31/2022
Montney	Natural Gas	Fixed price forward sales	269	C$2.36	1/1/2023	3/31/2023
Montney	Natural Gas	Fixed price forward sales	250	C$2.35	4/1/2023	12/31/2023
Montney	Natural Gas	Fixed price forward sales	162	C$2.39	1/1/2024	12/31/2024
Montney	Natural Gas	Fixed price forward sales	45	US$2.05	1/1/2022	12/31/2022
Montney	Natural Gas	Fixed price forward sales	25	US$1.98	1/1/2023	10/31/2024
Montney	Natural Gas	Fixed price forward sales	15	US$1.98	11/1/2024	12/31/2024

	Commodity	Type	Volumes (Bbl/d)	Price (USD/Bbl)	Remaining Period
Area					Start Date	End Date
United States	WTI ¹	Fixed price derivative swap	20,000	$44.88	1/1/2022	12/31/2022

			Volumes (Bbl/d)	Average Put (USD/Bbl)	Average Call (USD/Bbl)	Remaining Period
Area	Commodity	Type				Start Date	End Date
United States	WTI ¹	Derivative collars	25,000	$63.24	$75.20	1/1/2022	12/31/2022
1 West Texas Intermediate

MURPHY OIL CORPORATION
FIRST QUARTER 2022 GUIDANCE

	Oil BOPD	NGLs BOPD	Gas MCFD	Total BOEPD
Production – net
U.S. – Eagle Ford Shale	20,600	4,100	23,300	28,600
– Gulf of Mexico excluding NCI	45,500	3,500	55,800	58,300
Canada – Tupper Montney	—	—	243,200	40,500
– Kaybob Duvernay and Placid Montney	4,600	900	16,100	8,200
– Offshore	3,100	—	—	3,100
Other	300	—	—	300

Total net production (BOEPD) - excluding NCI [1]	136,000 to 142,000

Exploration expense ($ millions)	$41

FULL YEAR 2022 GUIDANCE
Total net production (BOEPD) - excluding NCI [2]	164,000 to 172,000
Capital expenditures – excluding NCI ($ millions) [3]	$840 to $890

¹ Excludes noncontrolling interest of MP GOM of 7,800 BOPD of oil, 300 BOPD of NGLs, and 2,700 MCFD gas.
² Excludes noncontrolling interest of MP GOM of 7,900 BOPD of oil, 300 BOPD of NGLs, and 2,700 MCFD gas.
³ Excludes noncontrolling interest of MP GOM of $33 MM.